EXHIBIT 5
                  OPINION OF KILPATRICK STOCKTON LLP

                        KILPATRICK STOCKTON LLP

                           ATTORNEYS AT LAW
                              Suite 2800
                         1100 Peachtree Street
                     Atlanta, Georgia  30309-4530
                        Telephone: 404.815.6500
                        Facsimile: 404.815.6555

March 31, 1999


JWGenesis Financial Corp.
980 North Federal Highway
Suite 210
Boca Raton, Florida  33432


Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1, File No. 333-___________, (the "Registration Statement"), filed by JWGenesis Financial Corp. (the "Company"), a Florida corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 1,007,506 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), proposed to be sold by certain shareholders of the Company (the "Selling Shareholders").

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein.

     Based upon the foregoing, it is our opinion that the shares of Common Stock proposed to be sold by the Selling Shareholders have been (or will be, when issued and paid for pursuant to the exercise of certain warrants as contemplated by and described generally in the Registration Statement) validly issued and fully paid for and are nonassessable, and that such shares may be sold and delivered by the Selling Shareholders in the manner and under the terms and conditions described in the Registration Statement without affecting adversely their status as validly issued, fully paid, and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Prospectus constituting a part of the Registration Statement, and any amendments thereto.

                                   Very truly yours,

                                   KILPATRICK STOCKTON LLP



                                   By: /s/ W. Randy Eaddy
                                      _______________________________
                                        W. Randy Eaddy, A Partner